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                                                                    EXHIBIT 13.1

                               JAMESON INNS, INC.
           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
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                                                     FOR THE THREE MONTH PERIOD ENDED
                                                                 MARCH 31
                                                     --------------------------------
                                                          1998               1997
                                                     -------------      -------------

Consolidated income before extraordinary items       $   1,465,414      $   1,210,869
Interest                                                   490,480            324,064
Amortization                                                25,768             22,352
                                                     -------------      -------------

               Earnings                              $   1,981,662      $   1,557,285
                                                     =============      =============

Interest                                             $     490,480      $     324,064
Amortization
                                                            25,768             22,352
Undeclared cumulative preferred stock
  dividends                                                106,800                 --
Interest capitalized during the period                     168,539             80,792
                                                     -------------      -------------

               Fixed Charges                         $     791,587      $     427,208
                                                     =============      =============

Ratio of earnings to fixed charges and preferred
  stock dividends
                                                              2.50               3.65
                                                     =============      =============
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